UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2004

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

      Nevada                       000-18590                  84-1133368

(State or other                   (Commission               (IRS Employer

jurisdiction of incorporation)     File Number)          Identification No.)

601 Corporate Circle, Golden, Colorado     80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 30, 2004, Good Times Restaurants Inc. (the "Company") entered into agreements for the issuance in a private placement to Pascere Investments, LLC ("Pascere"), The Bailey Company, LLLP and/or certain of its affiliates (the "Bailey Group") and Eric W. Reinhard of a total of 1,240,000 shares of new Series B Convertible Preferred Stock (the "Series B Preferred Stock") for $2.50 per share, in exchange for cash in the total amount of $2,950,000 and advice and assistance services with respect to the sale of 1,000,000 shares of the Series B Preferred Stock, which services were valued at $150,000.  The Bailey Group agreed to purchase 180,000 of the preferred shares.  The Bailey Group currently holds a significant amount of the outstanding shares of the Company's common stock, and two principals of the Bailey Group are members of the Company's Board of Directors.  Pascere is owned by individual investors, who are parties to the agreements.

The shares of Series B Preferred Stock will be convertible at the option of the holders into a total of 1,240,000 shares of common stock, subject to certain antidilution provisions.  The preferred shares will accrue dividends at the rate of 6% per annum beginning on the first anniversary of the issuance of the shares, and will be subject to certain mandatory redemption provisions and transfer restrictions.

Completion of the private placement is subject to approval by the stockholders of the Company.  The private placement is currently expected to close in February 2005.  The Company intends to use the net proceeds of the private placement primarily to fund its current plans to develop additional company-owned Good Times Burgers & Frozen Custard restaurants in Colorado and to refurbish existing restaurants.

The Company issued a press release on December 30, 2004 which announced that the Company had entered into the agreements for the private placement.  A copy of the press release and copies of the agreements related to the private placement are furnished as exhibits to this report as set forth under Item 9.01 below.

This report shall not constitute an offer to sell nor a solicitation of an offer to buy any of the shares of Series B Preferred Stock.  The shares of Series B Preferred Stock and the shares of common stock issuable upon conversion of the preferred stock have not been registered under the Securities Act of 1933 or any state securities laws and were offered only to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act of 1933.  Unless so registered, the shares of preferred stock and the shares of common stock issued upon conversion of the preferred stock may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This report contains forward looking statements within the meaning of federal securities laws.  The word "expect" and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the pending nature of the announced financing transaction and the ability to complete the transaction, the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the "Risk Factors" section of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the SEC.  Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 3.02   Unregistered Sales of Equity Securities.

As reported under Item 1.01 above, on December 30, 2004, the Company entered into agreements for the issuance in a private placement to Pascere, the Bailey Group and Eric Reinhard of a total of 1,240,000 shares of Series B Preferred Stock for $2.50 per share, in exchange for cash in the total amount of $2,950,000 and advice and assistance services with respect to the sale of 1,000,000 shares of the Series B Preferred Stock, which services were valued at $150,000.  Each share of Series B Preferred Stock will be convertible at the option of the holder into one share of common stock, subject to certain antidilution provisions.

The issuance of the shares of Series B Preferred Stock pursuant to the agreements will not be registered under the Securities Act of 1933.  Such shares are to be issued in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act.  The facts relied upon to make the exemption from registration provided by Rule 506 available are:

  the status of each of the investors and their principals as accredited investors under Regulation D;

  the absence of any general solicitation or general advertising; and

  restrictions on transfer of the securities to be issued to the investors as indicated by legends to be placed on the certificates representing such securities.

Additional information in connection with this item is furnished under Item 1.01 above.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Under the terms of the Series B Preferred Stock to be issued pursuant to the agreements reported under Item 1.01 above, the holders of the shares of Series B Preferred Stock will have the right to elect three members of the Company's seven-member Board of Directors.  In addition, the agreement with the Bailey Group provides that the Bailey Group voting together as a separate class will have the right to elect three members of the Company's Board of Directors, two of whom shall meet the independence criteria of the Nasdaq Stock Market.  In connection therewith, the Company expects that Eric W. Reinhard and two other individuals will be nominated for election by the Company's stockholders as new members of the Board of Directors at the Company's 2005 Annual Meeting of Stockholders, and expects that Dan W. James, II, Thomas P. McCarty and David E. Bailey, who are currently members of the Company's Board of Directors, will not stand for re-election to the Board of Directors at the 2005 Annual Meeting of Stockholders.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.  The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.1	Securities Purchase Agreement dated as of December 30, 2004 among Good Times Restaurants Inc., Pascere Investments, LLC and individual investors
10.2	Securities Purchase Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and The Bailey Company, LLLP
10.3	Securities Purchase Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and Eric Reinhard
10.4	Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc., Pascere Investments, LLC and individual investors
10.5	Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc. and The Bailey Company, LLLP
10.6	Stock Restriction and Registration Rights Agreement dated as of December 30, 2004 among Good Times Restaurants Inc. and Eric Reinhard
10.7	Supplemental Registration Rights Agreement dated as of December 30, 2004 between Good Times Restaurants Inc. and The Bailey Company, LLLP
10.8	Escrow Agreement dated as of December 30, 2004 among Good Times Restaurants Inc., Pascere Investments, LLC, individual investors and Computershare Trust Company, Inc.
99.1	Press release of Good Times Restaurants Inc. dated December 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          GOOD TIMES RESTAURANTS INC.

Date:  December 30, 2004

       By: ________________________________

           Boyd E. Hoback

           President and Chief Executive Officer